Exhibit 99.2

SSI CHUSEI, INC.

FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

C O N T E N T S

PAGE

FINANCIAL STATEMENTS

Balance Sheets	1

Statements of Comprehensive Income	2

Statement of Stockholder’s Equity	3

Statements of Cash Flows	4

NOTES TO FINANCIAL STATEMENTS	5 – 15

SSI CHUSEI, INC.
BALANCE SHEETS
SEPTEMBER 30, 2014 (UNAUDITED) AND DECEMBER 31, 2013

	September 30,	December 31,
	2014 (Unaudited)	2013

ASSETS

CURRENT ASSETS
Cash	$106,736	$380,462
Accounts receivable	2,821,229	3,086,852
Inventories	2,930,886	3,902,100
Marketable securities	-	97,380
Prepaid expenses	742,151	489,798
Total current assets	6,601,002	7,956,592

PROPERTY AND EQUIPMENT- NET	16,006,791	16,610,463

Total assets	$22,607,793	$24,567,055

LIABILITIES AND
STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$666,666	$1,333,333
Notes payable - related party	-	394,445
Accounts payable	1,074,434	2,630,237
Accrued liabilities	1,118,937	549,455
Deferred revenues, current portion	1,252,500	352,055
Interest rate swap	1,850	-
Total current liabilities	4,114,387	5,259,525

LONG-TERM LIABILITIES
Long-term debt, net of current portion	-	333,333
Deferred revenues, net of current portion	53,437	-
Interest rate swap	-	8,288
Total long-term liabilities	53,437	341,621

Total liabilities	4,167,824	5,601,146

STOCKHOLDER'S EQUITY
Common stock- $1 par value; 10,000,000 shares
authorized, 6,966,984 issued and outstanding	6,966,984	6,966,984
Additional paid-in capital	400,000	400,000
Accumulated other comprehensive income (loss)	(1,850)	38,619
Retained earnings	11,074,835	11,560,306
Total stockholder's equity	18,439,969	18,965,909

Total liabilities and stockholder's equity	$22,607,793	$24,567,055

See notes to financial statements.

SSI CHUSEI, INC.
STATEMENTS OF COMPREHENSIVE INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013 (UNAUDITED)

	September 30,	September 30,
	2014	2013

REVENUES	$19,323,175	$15,836,215

COST OF REVENUES	9,762,233	6,586,589

GROSS PROFIT	9,560,942	9,249,626

OPERATING, SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	7,651,708	6,803,502

INCOME BEFORE OTHER INCOME (EXPENSES)	1,909,234	2,446,124

OTHER INCOME (EXPENSES)
Interest and dividend income	24,112	928
Gain on sale of marketable securities	70,512	-
Insurance proceeds	310,518	246,823
Other income	35,455	48,806
Interest expense	(39,807)	(93,985)
Loss on disposal	(18,847)	(21,233)
Other expenses	-	(1,954)
Total other income	381,943	179,385

INCOME BEFORE INCOME TAX EXPENSE	2,291,177	2,625,509

INCOME TAX EXPENSE
Margin tax expense	6,283	3,985
Total income tax expense	6,283	3,985

NET INCOME	2,284,894	2,621,524

OTHER COMPREHENSIVE INCOME (LOSS)
Change in fair market value of interest rate swaps	6,439	12,464
Unrealized gain (loss) on available for sale securities	(46,908)	38,355
Total other comprehensive income (loss)	(40,469)	50,819

COMPREHENSIVE INCOME	$2,244,425	$2,672,343

See notes to financial statements.

SSI CHUSEI, INC.
STATEMENT OF STOCKHOLDER'S EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 (UNAUDITED)

	COMMON STOCK SHARES AMOUNT		ADDITIONAL PAID -IN CAPITAL	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	RETAINED EARNINGS	TOTAL

BALANCE -DECEMBER 31, 2013	6,966,984	$6,966,984	$400,000	$38,619	$11,560,306	$18,965,909

NET INCOME	-	-	-	-	2,284,894	2,284,894

DISTRIBUTIONS	-	-	-	-	(2,770,365)	(2,770,365)

OTHER COMPREHENSIVE LOSS	-	-	-	(40,469)	-	(40,469)

BALANCE -SEPTEMBER 30, 2014	6,966,984	$6,966,984	$400,000	$(1,850)	$11,074,835	$18,439,969

See notes to financial statements.

SSI CHUSEI, INC.
STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013 (UNAUDITED)

	September 30,	September 30,
	2014 (Unaudited)	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,284,894	$2,621,524
Adjustments to reconcile net income to net cash
provided by operating activities
Non-cash charges (credit) to net income:
Depreciation	1,180,749	1,148,635
Gain on sale of marketable securities	(70,512)	-
Loss on disposal of property and equipment	18,847	21,233
Changes in operating assets and liabilities:
Accounts receivable	265,623	(390,792)
Inventories	971,214	(1,172,778)
Prepaid expenses	(252,356)	162,908
Accounts payable	(1,555,802)	(505,693)
Accrued liabilities	569,482	799,677
Deferred revenues	953,882	1,178,342
Net cash provided by operating activities	4,366,021	3,863,056

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of marketable securities	120,985	-
Purchase of property and equipment	(595,922)	(1,122,186)
Net cash used in investing activities	(474,937)	(1,122,186)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of long-term debt	(1,000,000)	(1,350,535)
Payments of note payable-related party	(394,445)	(863,348)
Distributions	(2,770,365)	(880,000)
Net cash used in financing activities	(4,164,810)	(3,093,883)

NET DECREASE IN CASH	(273,726)	(353,013)

CASH AT BEGINNING OF YEAR	380,462	812,349

CASH AT END OF PERIOD	$106,736	$459,336

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$39,807	$93,985

Cash paid for taxes	$16,000	$10,000

See notes to financial statements.

SSI CHUSEI, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2014

NOTE 1.               NATURE OF OPERATIONS

SSI Chusei, Inc. (the “Company”) was incorporated, in the State of Texas, on July 17, 1989. The Company manufactures wax products and provides toll manufacturing services for specialty chemicals to domestic and international chemical manufacturers. The Company is located in Pasadena, Texas.

NOTE 2.              PRESENTATION OF FINANCIAL STATEMENTS

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States of America and Regulation S-X. Accordingly, these unaudited financial statements do not include all of the information and footnotes required by GAAP.

NOTE 3.              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Accordingly, actual results could differ from those estimates.

Accounts Receivable
Accounts receivable are presented at net realizable value, which is comprised of total accounts receivable less any allowances for uncollectible accounts. The Company provides an allowance for potentially uncollectible accounts based upon a periodic review and analysis of outstanding accounts receivable balances. The resulting estimate of uncollectible receivables is charged to an allowance for doubtful accounts.  Recoveries of accounts previously written off are used to offset the allowance account in the periods in which the recoveries are made. The Company considers accounts receivable to be fully collectible. Accordingly, no provision for doubtful accounts has been recorded as of September 30, 2014 and December 31, 2013.

Inventories
Inventories are stated at the lower of cost or market. Raw material inventory cost is calculated using the weighted-average cost method, and wax inventory cost is calculated using the specific cost method. Inventory includes product costs such as insurance, storage and transportation.

NOTE 3.              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Marketable Securities
Marketable securities consist of investments in equity shares of a publicly held company, and are recorded at estimated fair value as a short-term asset. These securities are classified as available-for-sale as of December 31, 2013. Temporary unrealized gains and losses are recorded as a separate component of accumulated other comprehensive income (loss). Unrealized losses are charged against earnings when a decline in fair value is determined to be other-than-temporary. Impairment is considered to be other-than-temporary if an entity intends to sell a security, more likely than not will be required to sell a security before recovering its cost, or does not expect to recover a security’s entire amortized cost basis, even if there is no intent to sell the security. At December 31, 2013, cost basis of shares was $50,473 and there was an unrealized gain amounting to $46,908 related to these securities. The shares were sold during the nine-month period ending September 30, 2014.

Property and Equipment
Property and equipment are recorded at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense, while significant renewals and betterments are capitalized.

Impairment of Long-Lived Assets
Management reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset. If the carrying amount of an asset may not be recoverable, a write-down to fair value is recorded. Fair values are determined based on the discounted cash flows, quoted market values, or external appraisals, as applicable. Long-lived assets are reviewed for impairment at the individual asset or the asset group level for which the lowest level of independent cash flows can be identified. During the periods ended September 30, 2014 and December 31, 2013, no such impairment was recorded.

NOTE 3.               SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Derivative Financial Instruments
The Company has one interest rate swap which is accounted for as cash flow hedge in accordance with Accounting Standards Codification (“ASC”) 815.  As of the report date, the swap met the effectiveness test and, as such, no gains or losses were included in net income during the year related to hedge ineffectiveness and there was no income adjustment related to any portion excluded from the assessment of hedge effectiveness. A gain of $6,439 and $12,464 was included in other comprehensive income on the statement of stockholder’s equity for the nine-month periods ended September 30, 2014 and 2013. The swap contract has an original term of 39 months and expires in 2015.

The Company has only limited involvement with derivative financial instruments.  The Company’s interest rate swap agreement is intended to reduce the potential impact on earnings from increases in market interest rates associated with interest payments on a variable rate term loan. The agreement has an original notional amount of $4,000,000, with the Company paying a fixed rate of 1.00% and receiving a variable rate of a three-month LIBOR. The Company has formally designated and documented the financial instrument as a hedge of the underlying exposure to fluctuations in variable interest rates. Under the interest rate swap agreement, the Company receives or makes payments on a quarterly basis on the differential between a specified interest rate and the three month LIBOR.

At times, the Company may be exposed to credit loss in the event of non-performance by Wells Fargo Bank (the “Counterparty”) on the derivative financial contract. This credit loss is limited to the cost of replacing the contract at the current market rate. In response to this risk, the Company monitors the credit worthiness of the Counterparty. The Company does not obtain collateral in connection with the derivative financial contract. At September 30, 2014 and December 31, 2013, the derivative financial contracts were in favor of the Counterparty. Therefore, in the opinion of management, there is currently no credit risk related to the derivative financial contracts.

Fair Value Measurements
The Company measures fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. A fair value hierarchy is presented based on the three levels of inputs for fair value measurements.

NOTE 3.              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements (Continued)
The three-level hierarchy for fair value measurements is defined as follows:

-	Level 1 – inputs to the valuation methodology are quoted market prices (unadjusted) for identical assets or liabilities in active markets;
-
Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly including inputs in markets that are not considered to be active;

-	Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Income Taxes
For federal income tax purposes, the Company is a Qualified Subchapter S Subsidiary and is treated as a single pass-through entity, with its parent company, an S Corporation. In lieu of federal corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company’s taxable income.

For state income tax purposes, the Company is subject to a Texas Franchise Tax, which is treated as an income tax. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates that are expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. A deferred tax asset is also recorded for any loss and credit carryforwards available for income tax purposes, to the extent their realization is more likely than not. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no temporary differences at September 30, 2014 and December 31, 2013.

The Company follows the provisions of ASC Topic 740-10, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

NOTE 3.              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (Continued)
Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in the financial statements. The evaluation was performed for the tax years ended December 31, 2011, 2012 and 2013, the tax years which remain subject to examination by major tax jurisdictions as of September 30, 2014.

Product Liability
Accruals for product liability claims are recorded on an undiscounted basis, when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated, based on existing information. There were no accrued liabilities related to product liability claims at September 30, 2014 and December 31, 2013.

Comprehensive Income
Comprehensive income consists of net income and other gains and losses affecting stockholder’s equity that, under generally accepted accounting principles are excluded from net income. For the Company, such items are comprised of changes in the fair market value of two interest rate swap agreements (one expired during 2013) and unrealized gains and losses on available for sale securities.

Revenue Recognition
The Company recognizes revenue on wax and product sales and related cost of goods sold, net of rebates and discounts, when the title transfers which is subject to the particular terms of the sale. The Company recognizes revenue from tolling services when the service has been provided to the customer. The Company’s revenue recognition policies are designed to recognize revenues when persuasive evidence of an arrangement exists, the services have been rendered to customers, pricing is fixed or determinable, and collectability is reasonably assured.

Revenues received in advance of future sales of products or prior to the performance of services are presented as deferred revenues in the accompanying balance sheet.

Shipping and Handling Costs
Shipping and handling costs are included in cost of goods sold on the accompanying income statement.

NOTE 4.               CONCENTRATIONS AND CREDIT RISK

The Company maintains its cash balances with one financial institution in the State of Texas. Balances are insured up to a maximum of $250,000.  At times, cash balances may exceed federally insured limits.

Financial instruments, which potentially subject the Company to concentrations and credit risk, consist principally of sales to customers.

Concentrations and credit risk were as follows:

Accounts Receivable

At September 30, 2014 one customer accounted for approximately 15% of total accounts receivable. Total accounts receivable due from this customer amounted to approximately $439,000.

As of December 31, 2013, two customers accounted for approximately 51% of total accounts receivable. Total accounts receivable due from these customers amounted to approximately $1,604,000, respectively.

Sales

For the nine months ended September 30, 2014, one customer accounted for approximately 23% of total revenues. This customer is related by common ownership. Total revenues derived from this customer amounts to approximately $4,538,000.

For the nine months ended September 30, 2013, two customers accounted for approximately 37% of total revenues. Total revenues derived from these customers amounted to approximately $5,876,000. One of these customers is related by common ownership. Total revenues from the customer related by common ownership amounted to approximately $4,134,000.

NOTE 5.              INVENTORIES

Inventories consisted of the following as of September 30, 2014 and December 31, 2013:

	2014	2013
Raw materials	$512,946	$799,569
Finished goods	2,398,314	3,089,102
Packaging supplies	19,626	13,429
Total	$2,930,886	$3,902,100

NOTE 6.             PROPERTY AND EQUIPMENT - NET

At September 30, 2014 and December 31, 2013, cost, accumulated depreciation, and estimated useful lives are summarized as follows:

		2014	2013
Land improvements	5-40 Years	$1,731,602	$1,694,364
Buildings	10-40 Years	2,239,035	2,239,035
Plant equipment	2-15 Years	29,123,051	28,856,278
Furniture, fixtures and equipment	5-10 Years	602,505	587,433
		33,696,193	33,377,110
Less: accumulated depreciation		19,164,998	18,071,891
		14,531,195	15,305,219
Land		699,640	699,640
Construction in progress		775,956	605,604
		$16,006,791	$16,610,463

Depreciation expense for the period September 30, 2014 and 2013 amounted to $1,180,749, and $1,148,635, respectively.

NOTE 7.              FAIR VALUE MEASUREMENTS

The Company measures marketable securities and the interest rate swap agreement at fair value. Marketable securities are classified within Level 1 as they are valued using quoted market prices for identical assets in active markets. The interest rate swap agreement is classified within Level 2 because it is valued using quoted market prices to similar instruments in active markets or alternative pricing sources and models utilizing observable inputs.

NOTE 7.               FAIR VALUE MEASUREMENTS (CONTINUED)

Liabilities measured at fair value on a recurring basis as of September 30, 2014 are summarized below:

Description	Total September 30, 2014	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities
Interest rate swap agreement	$1,849	$-	$1,849	$-

Assets and liabilities measured at fair value on a recurring basis as of December 31, 2013 are summarized below:

Description	Total December 31, 2013	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Marketable securities	$97,380	$97,380	$-	$-

Liabilities
Interest rate swap agreement	$8,288	$-	$8,288	$-

Certain assets and liabilities are measured at fair value on a non-recurring basis. For the periods ended September 30, 2014 and December 31, 2013, there were no adjustments to the fair value of any assets or liabilities that are measured on a non-recurring basis.

NOTE 8.             LONG-TERM DEBT

Long-term debt consisted of the following at September 30, 2014 and December 31, 2013:
	2014	2013
Notes payable – Wells Fargo, interest at LIBOR plus 2.5% (2.75% at September 30, 2014), payable in quarterly installments of $333,333 plus interest, through March 2015, collateralized by a general security interest in all of the property of the Company and a company related by common ownership, and a pledge of all of the capital stock of the Company and a company related by commonownership by its parent.	$666,666	$1,666,666
Less current maturities	666,666	1,333,333
Long-term debt - net	$-	$333,333

In October of 2010, the Company entered into an equipment term loan with Wells Fargo. The original loan amount was $1,402,141, and called for 36 monthly installment payments of principal and interest in the amount of $38,948. In November 2013, the Company made the final installment payment on the loan.

At September 30, 2014 and 2013, $39,807 and $93,985, respectively, of interest was incurred in connection with the notes payable referred to above.

NOTE 9.             RELATED PARTY TRANSACTIONS

The Company had various transactions with a company related by common ownership. Balances with this entity are as follows as of September 30, 2014 and December 31, 2013:

	September 30, 2014	December 31, 2013
Accounts receivable	$-	$871,556
Accounts payable	$-	$653,458
Notes payable	$-	$394,445

NOTE 9.             RELATED PARTY TRANSACTIONS (CONTINUED)

Transactions with this entity are as follows for the nine-month periods ended September 30, 2014 and 2013:

	September 30, 2014	December 31, 2013
Sales	$5,044,615	$4,267,909
Purchases	$122,672	$53,604
Interest expense	$4,483	$16,087
Commissions expense	$472,276	$415,511
Consulting fee	$-	$144,000
Corporate service expense	$131,250	$131,250
Miscellaneous expenses	$2,876	$2,876

The Company had an outstanding note payable for insurance due to the related company in the amount of $394,445 as of December 31, 2013. The note accrued interest at 2.72%, with monthly principal and interest due and matured in October of 2014.

NOTE  10.          EMPLOYEE BENEFIT PLAN

SSI Chusei, Inc. maintains a 401(k) Plan (the “Plan”) that covers its employees. The Plan permits employer matching contributions and additional employer contributions at the discretion of the Company. Employees become eligible to participate in the plan after one year of service, and become fully vested in employer matching contributions after three years of service. The Company made discretionary matching contributions to the Plan at September 30, 2014 and 2013 of $76,089 and $69,893, respectively.

NOTE 11.           COMMITMENTS AND CONTINGENCIES

Operating Leases
The Company leases certain office equipment, rail cars, and plant equipment from unrelated parties under operating leases expiring from February 2014 through December 2019. Rental payments under operating leases at September 30, 2014 and 2013 totaled $99,675 and $77,282, respectively.

NOTE 11.           COMMITMENTS AND CONTINGENCIES (CONTINUED)

Contingencies
In the ordinary course of business, the Company is subject to various claims from time to time which have not had a material adverse effect on the Company. In the opinion of management, ultimate liabilities resulting from any such claims will not have a material adverse effect on the financial position or results of operation of the Company.

The Company is a co-borrower, along with a company related by common ownership, on a revolving line of credit in the amount of $7,500,000. At September 30, 2014 and December 31, 2013, neither the Company, nor the related company, had made any borrowings on this line.  The Company is the guarantor of a term loan in the amount of $5,000,000 made to the company related by common ownership. The related company had an outstanding balance of $952,381 and $1,666,666, respectively, due as of September 30, 2014 and December 31, 2013 under the term loan. The Company is jointly and severally liable for the outstanding balance. In the opinion of management, ultimate liabilities resulting from these commitments will not have a material effect on the financial position or results of operations of the Company.

NOTE 12.           SUBSEQUENT EVENTS

On October 1, 2014, Trecora Resources completed the acquisition of 100% of the Class A common stock of SSI Chusei, Inc. The acquisition was completed pursuant to a Stock Purchase Agreement by and among Trecora Resources, Texas Oil & Chemical Co. II, Inc., SSI Chusei, Inc. and Schumann/Steier Holdings, LLC dated September 19, 2014.